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EXHIBIT 99.2

                                                                    NEWS RELEASE

(IES LOGO)                        Contacts: David A. Miller, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

                                            Ken Dennard / ksdennard@drg-e.com
FOR IMMEDIATE RELEASE                       Karen Roan / kcroan@drg-e.com
                                            DRG&E
                                            713-529-6600

                    INTEGRATED ELECTRICAL SERVICES ANNOUNCES
                   FISCAL 2005 FIRST QUARTER EARNINGS RELEASE
                          AND CONFERENCE CALL SCHEDULE

     HOUSTON - JANUARY 28, 2005 - Integrated Electrical Services, Inc. (NYSE:
IES) today announced plans to release its fiscal 2005 first quarter results on Wednesday, February 9, 2005 after the market closes.

     Integrated Electrical Services has scheduled a conference call for Thursday, February 10, 2005 at 9:30 a.m. eastern time. H. Roddy Allen, President and Chief Executive Officer, and David A. Miller, Chief Financial Officer, will conduct the call.

     To participate in the conference call, dial 303-262-2190 at least ten minutes before the call begins and ask for the Integrated Electrical Services conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 17, 2005. To access the replay, dial (303) 590-3000 and use the pass code of 11023152.

     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company's web site at http://www.ies-co.com . To listen to the live call on the web, please visit the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available on the company's web site shortly after the call. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email her at: dmw@drg-e.com .

     Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

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